EXHIBIT 99.1

Anaren Reports 2nd Quarter Results

SYRACUSE, N.Y., Jan. 29, 2009 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) today reported net sales for the fiscal 2009 second quarter ended December 31, 2008 of $41.4 million, up 28.0% from $32.4 million for the second quarter of last year. Net sales for the second quarter of fiscal 2009 included $10.0 million of sales from M.S. Kennedy Corp and Unicircuit, Inc.; acquisitions which closed in the Company's first quarter and are reported within the Space & Defense Group.

GAAP (U.S. generally accepted accounting principles) net income for the second quarter of fiscal 2009 was $1.6 million, or $0.11 per diluted share, compared to $2.6 million, or $0.17 per diluted share for the second quarter of last year and $1.3 million, or $0.09 per diluted share for the first quarter of fiscal 2009.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation, acquisition related inventory step-up and intangible amortization, was $0.23 for the second quarter of fiscal 2009 compared to non-GAAP earnings per share of $0.22 for the second quarter of fiscal 2008 and $0.21 for the first quarter of fiscal 2009.

The effective tax rate for the second quarter of fiscal 2009 was 18.2%, compared to 28.4% for the second quarter of fiscal 2008. The tax rate decline resulted from the reinstatement of the federal research and experimentation credit in the second quarter of fiscal 2009 retroactive to January 1, 2008, resulting in a one-time federal tax benefit of $265,000 in the current second quarter. The projected effective tax rate for all of fiscal 2009 is now anticipated to be approximately 31.0%.

GAAP operating income for the second quarter of fiscal 2009 was $2.3 million, or 5.4% of net sales, down from $3.0 million, or 9.2% of net sales for the second quarter of last year. Non-GAAP operating income for the second quarter of fiscal 2009, excluding non-cash equity based compensation and acquisition related inventory step-up and intangible amortization was $4.8 million, or 11.5% of net sales compared to $3.9 million, or 12.1% of net sales for the second quarter of fiscal 2008.

Lawrence A. Sala, Anaren's President and CEO said, "Despite a less favorable overall sales mix, net sales and earnings for the quarter were in line with our expectations. Space & Defense Group sales growth continued as the integration of the M.S. Kennedy and Unicircuit acquisitions is moving forward according to our plans. Order demand for Space & Defense products remained robust in the second quarter and was driven by increased demand for M.S. Kennedy products. Wireless Group net sales declined in the second quarter due to softening demand in the later part of the second quarter."

Net sales for the first six months ended December 31, 2008 were $79.6 million, up 23.4% from net sales of $64.5 million for the first six months of last year. Sales for the first half of fiscal 2009 included $14.8 million of sales from M.S. Kennedy Corp and Unicircuit, Inc. GAAP net income for the first half of fiscal 2009 was $2.9 million, or $0.21 per diluted share, compared to $5.3 million, or $0.34 per diluted share for the first half of last year.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation, acquisition related inventory step-up and intangible amortization, was $0.44 for the first six months of fiscal 2009 compared to non-GAAP diluted earnings per share of $0.42 for the first six months of fiscal 2008.

During the second quarter, the Company generated $2.5 million in operating cash flow and did not repurchase any shares of its common stock. Expenditures for capital additions in the second quarter were $1.8 million. Cash, cash equivalents and marketable debt securities at December 31, 2008 were $45.4 million.

Wireless Group

Wireless Group net sales for the quarter were $16.7 million, down 6.6% from the second quarter of fiscal 2008. A general decline in overall demand during the second half of the second quarter negatively impacted net sales for the Group. During the quarter, the Group successfully captured additional standard component market share at several OEM customers and continued to make progress toward production on several new ferrite components and a custom assembly opportunity.

Sales of consumer component products were $1.4 million for the quarter, up 88% from the second quarter of last year and unchanged compared to the first quarter of fiscal 2009, driven by continued demand for satellite television, laptop computer and cellular telephone applications. The Group continued to capture new consumer component design wins for WLAN and other consumer wireless applications during the quarter.

Customers that generated greater than 10% of Wireless Group net sales for the quarter were Nokia, E G Components and Huawei. Shipments to E G Components were predominately for Ericsson.

Space & Defense Group

Space & Defense Group net sales for the quarter were $24.8 million, up 71% from the second quarter of fiscal 2008 and included $10.0 million of net sales from M.S. Kennedy Corp and Unicircuit, Inc. New orders for the quarter totaled $33.3 million and included contracts for components and assemblies for use in military satellite, imaging and targeting, radar and counter IED applications. The Group continues to pursue numerous new and follow-on opportunities. Space & Defense Group order backlog at December 31, 2008 was $86.7 million and included approximately $26.8 million from M.S. Kennedy and Unicircuit.

Customers that generated greater than 10% of Space & Defense Group net sales for the quarter were Lockheed Martin and Raytheon.

Non-GAAP Financial Measures

In addition to presenting financial results calculated in accordance with GAAP, Anaren's earnings release contains non-GAAP financial measures including: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP measures are each adjusted from GAAP results to exclude certain non-cash items including equity based compensation and acquisition related inventory step-up and intangible amortization.

The Company believes these non-GAAP financial measures provide useful information to both management and investors to help understand and compare business trends among reporting periods on a consistent basis. Additionally, these non-GAAP financial measurements are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Outlook

For the third quarter of fiscal 2009, we anticipate an increase in sales for the Space & Defense Group and relatively unchanged sales for the Wireless Group. As a result, we expect net sales to be in the range of $41 to $46 million. We expect GAAP net earnings per diluted share to be in the range of $0.17 - $0.20 using an anticipated tax rate of approximately 31% and accounting for approximately $0.06 - $0.07 per share in charges related to expected equity based compensation expense and amortization of acquired intangibles related to the two recent acquisitions. Non-GAAP net earnings per diluted share are expected to be in the range of $0.23 - $0.27 for the third quarter.

Forward-Looking Statements

The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.

These known risks and uncertainties include, but are not limited to: the Company's ability to successfully integrate the MSK and Unicircuit acquisitions, including but not limited to, the timely installation of appropriate financial controls; unknown liabilities not identified during due diligence; not realizing the expected benefits of the acquisitions, including the realization of the accretive effects from the acquisitions; the Company's increased indebtedness after the acquisitions, and the unanticipated loss of key management employees. Other non-acquisition related risks and uncertainties include: the Company's ability to timely ramp up to meet some of our customers' increased demands; potential delay or inability to collect account receivables due to the current economic recession; unanticipated delays in successfully completing customer orders within contractually required timeframes; unanticipated penalties resulting from failure to meet contractually imposed delivery schedules; unanticipated costs and damages resulting from replacement or repair of products found to include latent defects; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; the ability to successfully transition the production of resistive products from the Company's Salem, New Hampshire facility to the Company's Suzhou China facility; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2008 Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

Conference Call

Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and thomsonreuters.com at http://www.thomsonreuters.com on Thursday, January 29, 2009 at 5:00 p.m. EST. A replay of the conference call will be available at 8:00 p.m. (EST) beginning January 29, 2009 through midnight February 2, 2009. To listen to the replay, interested parties may dial in the U.S. at 1-800-642-1687 and international at 1-706-645-9291. The access code is 79890652. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-866-393-8503 and International is 1-706-634-0922.

Company Background

Anaren designs, manufactures and sells complex microwave components and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

The Anaren, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5360

                             ANAREN, INC.
              Condensed Consolidated Statements of Income
                              (Unaudited)

                      Three Months Ended         Six Months Ended
                  ------------------------- -------------------------
                    Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
                      2008         2007         2008         2007
                  ------------ ------------ ------------ ------------
 Sales            $ 41,442,845 $ 32,367,982 $ 79,567,313 $ 64,458,174

 Cost of sales      29,144,274   21,967,487   55,744,607   43,538,693
                  ------------ ------------ ------------ ------------
     Gross profit   12,298,571   10,400,495   23,822,706   20,919,481
                  ------------ ------------ ------------ ------------
                          29.7%        32.1%        29.9%        32.5%
 Costs and expenses
   Marketing         2,051,649    1,775,816    4,145,165    3,533,183
   Research and
    development      3,023,410    2,286,673    6,107,977    4,889,991
   General and
    administrative   4,972,357    3,363,262    9,392,295    6,725,506
                  ------------ ------------ ------------ ------------
     Total
      operating
      expenses      10,047,416    7,425,751   19,645,437   15,148,680

 Operating income    2,251,155    2,974,744    4,177,269    5,770,801
                  ------------ ------------ ------------ ------------
                           5.4%         9.2%         5.2%         9.0%
 Other income
  (expense)
   Other income,
    primarily
    interest           306,981      598,366      710,351    1,348,409
   Interest
    expense           (622,455)      (9,796)    (888,262)     (46,432)
                  ------------ ------------ ------------ ------------
     Total other
      income
      (expense)       (315,474)     588,570     (177,911)   1,301,977
                  ------------ ------------ ------------ ------------

 Income before
  income tax         1,935,681    3,563,314    3,999,358    7,072,778
 Income taxes          352,000    1,012,000    1,074,000    1,816,000
                  ------------ ------------ ------------ ------------
     Net income   $  1,583,681 $  2,551,314 $  2,925,358 $  5,256,778
                  ============ ============ ============ ============
                           3.8%         7.9%         3.7%         8.2%

 Basic earnings
  per share:      $       0.11 $       0.17 $       0.21 $       0.34
                  ============ ============ ============ ============

 Diluted earnings
  per share:      $       0.11 $       0.17 $       0.21 $       0.34
                  ============ ============ ============ ============

 Shares used in
  computing net
  income per share
     Basic          13,803,554   14,714,479   13,967,191   15,378,406
                  ============ ============ ============ ============
     Diluted        13,974,313   14,993,433   14,121,072   15,679,369
                  ============ ============ ============ ============

                             ANAREN, INC.
                Condensed Consolidated Balance Sheets
                              (Unaudited)

                                              Dec. 31,      June 30,
                                                2008         2008
                                            ------------ ------------
 Assets:
 Cash, cash equivalents and short-term
  investments                               $ 41,337,360 $ 31,784,754
 Accounts receivable, net                     26,636,284   23,101,590
 Other receivables                             1,358,628    1,505,162
 Inventories                                  38,610,295   26,981,367
 Other current assets                          4,028,988    3,409,084
                                            ------------ ------------
     Total current assets                    111,971,555   86,781,957

 Net property, plant and equipment            55,259,370   42,266,431
 Securities available for sale                        --      314,200
 Securities held to maturity                   4,036,195   11,993,768
 Goodwill                                     40,424,164   30,715,861
 Other intangibles                            13,895,003           --
 Other assets                                     30,068       31,159
                                            ------------ ------------
 Total assets                               $225,616,355 $172,103,376
                                            ============ ============

 Liabilities and stockholders' equity
 ------------------------------------

 Liabilities:
 Current portion long-term debt             $  9,800,000 $         --
 Accounts payable                              8,676,375    9,160,496
 Accrued expenses                              3,088,507    2,581,074
 Customer advance payments                       861,816    1,259,001
 Other liabilities                             3,912,685    2,618,422
                                            ------------ ------------
     Total current liabilities                26,339,383   15,618,993
                                            ------------ ------------
 Long term debt                               40,000,000           --
 Other non-current liabilities                 8,072,900    5,620,727
                                            ------------ ------------
     Total liabilities                        74,412,283   21,239,720

 Stockholders' equity:
 Retained earnings                            97,465,640   94,540,282
 Common stock and additional paid-in capital 194,844,647  192,587,790
 Accumulated comprehensive loss                 (171,812)    (343,990)
     Less:  cost of treasury stock          (140,934,403)(135,920,426)
                                            ------------ ------------
     Total stockholders' equity              151,204,072  150,863,656
                                            ------------ ------------

 Total liabilities and stockholders' equity $225,616,355 $172,103,376
                                            ============ ============

                             ANAREN, INC.
  Reconciliation of GAAP and Non-GAAP Gross Profit, Operating Income,
                        and Earnings Per Share
                              (Unaudited)

                      Three Months Ended        Six Months Ended
                  ------------------------- -------------------------
                    Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
                      2008         2007         2008         2007
                  ------------ ------------ ------------ ------------
 Net sales        $ 41,442,845 $ 32,367,982 $ 79,567,313 $ 64,458,174
                  ============ ============ ============ ============

 GAAP gross profit  12,298,571   10,400,495   23,822,706   20,919,481
   Equity based
    compensation
    expense (1)        259,583      217,667      449,500      432,573
   Acquisition
    related inven-
    tory step-up
    (2)              1,106,764           --    2,163,506           --
   Acquisition
    related amor-
    tization of
    intangibles (3)    210,500           --      350,833           --
                  ------------ ------------ ------------ ------------
     Non-GAAP
      gross
      profit      $ 13,875,418 $ 10,618,162 $ 26,786,545 $ 21,352,054
                  ============ ============ ============ ============
     % of sales           33.5%        32.8%        33.7%        33.1%

 GAAP operating
  income          $  2,251,155 $  2,974,744 $  4,177,269 $  5,770,801
   Equity based
    compensation
    expense (1)        985,502      942,124    2,051,217    1,838,262
   Acquisition
    related inven-
    tory step-up
    (2)              1,106,764           --    2,163,506           --
   Acquisition
    related amor-
    tization of
    intangibles (3)    443,123           --      714,997           --
                  ------------ ------------ ------------ ------------
     Non-GAAP
      operating
      income      $  4,786,544 $  3,916,868 $  9,106,989 $  7,609,063
                  ============ ============ ============ ============
     % of sales           11.5%        12.1%        11.4%        11.8%

 GAAP net income  $  1,583,681 $  2,551,314 $  2,925,358 $  5,256,778
   Equity based
    compensation
    expense (1)        985,502      942,124    2,051,217    1,838,262
   Acquisition
    related
    inventory
    step-up (2)      1,106,764           --    2,163,506           --
   Acquisition
    related amor-
    tization of
    intangibles (3)    443,123           --      714,997           --
   Tax effect         (855,000)    (250,000)  (1,624,000)    (473,000)
                  ------------ ------------ ------------ ------------
     Non-GAAP net
      income      $  3,264,070 $  3,243,438 $  6,231,078 $  6,622,040
                  ============ ============ ============ ============
     % of sales            7.9%        10.0%         7.8%        10.3%

 Diluted earnings
  per share:
   GAAP net
    income        $       0.11 $       0.17 $       0.21 $       0.34
     Equity based
      compensation
      expense     $       0.07 $       0.06 $       0.15 $       0.11
     Acquisition
      related
      inventory
      step-up     $       0.08 $         -- $       0.15 $         --
     Acquisition
      related
      amortization
      of intangi-
      bles        $       0.03 $         -- $       0.05 $         --
     Tax adjust-
      ments       $      (0.06)$      (0.01)$      (0.12)$      (0.03)
                  ------------ ------------ ------------ ------------
   Non-GAAP net
    income per
    share         $       0.23 $       0.22 $       0.44 $       0.42
                  ------------ ------------ ------------ ------------

   Shares used in
    computing
    diluted net
    income per
    share           13,967,191   14,993,433   14,121,072   15,679,369
                  ============ ============ ============ ============

 1) These costs represent expense recognized in accordance with FASB
    Statement No. 123R, Share-based Payment.
 2) These costs represent purchase accounting charges for step-up in inventory to fair market value charged to cost of goods sold related to the sale of acquisition related inventory in the six months and quarter ended December 31, 2008.
 3) These costs represent amortization of purchase accounting charges for acquisition related intangibles charged to expense for the six months and quarter ended December 31, 2008.
 4) The following table details the Non-GAAP, Non-Cash expenses related to equity compensation and acquisition related inventory step-up and intangible amortization by expense category.

                 Three Months Ended December 31, 2008
                 ------------------------------------

                                Acquisition
                  Equity Based   Inventory   Intangible
                  Compensation    Step-up   Amortization     Total
                  ------------ ------------ ------------ ------------

 Cost of Sales    $    259,583 $  1,106,764 $    210,500 $  1,576,847

 Marketing              74,663           --           --       74,663
 Research &
  Development           94,555           --           --       94,555
 General and
  Administrative       556,701           --      232,623      789,324
                  ------------ ------------ ------------ ------------

                  $    985,502 $  1,106,764  $   443,123 $  2,535,389
                  ============ ============ ============ ============

                  Six Months Ended December 31, 2008
                 ------------------------------------

                                Acquisition
                  Equity Based   Inventory   Intangible
                  Compensation    Step-up   Amortization     Total
                  ------------ ------------ ------------ ------------
 Cost of Sales    $    449,500 $  2,163,506 $    350,833 $  2,963,839

 Marketing             145,686           --           --      145,686
 Research &
  Development          279,301           --           --      279,301
 General and
  Administrative     1,176,730           --      364,164    1,540,894
                  ------------ ------------ ------------ ------------

                  $  2,051,217 $  2,163,506 $    714,997 $  4,929,720
                  ============ ============ ============ ============

                             ANAREN, INC.
            Condensed Consolidated Statements of Cash Flows
                              (Unaudited)

                                            Three Months  Six Months
                                                Ended        Ended
                                            ------------ ------------
                                              Dec. 31,     Dec. 31,
                                                2008         2008
                                            ------------ ------------

 Cash flows from operating activities:
     Net income                             $  1,583,681 $  2,925,358
 Adjustments to reconcile net income to net
  cash provided by operating activities:
       Depreciation                            2,045,680    3,923,765
       Amortization                              533,339      915,884
       Loss on disposal of fixed asset            (8,012)      (3,791
       Deferred income taxes                    (261,000)    (528,000)
       Equity based compensation                 985,502    2,051,217
       Receivables                               625,166    2,885,890
       Inventories                              (171,286)    (487,370)
       Accounts payable                       (1,326,320)  (1,997,511)
       Other assets and liabilities           (1,484,898)  (2,180,052)
                                            ------------ ------------
       Net cash provided by operating
        activities                             2,521,852    7,505,390
                                            ------------ ------------
  Cash flows from investing activities:
     Capital expenditures                     (1,801,810)  (3,635,771)
     Payment for purchase of acquisitions             --  (47,295,874)
     Net maturities of marketable debt and
      equity securities                        6,682,019   13,778,709
                                            ------------ ------------
     Net cash provided by (used in)
      investing activities                     4,880,209  (37,152,936)
                                            ------------ ------------

 Cash flows from financing activities:
     Proceeds from note payable                       --   49,800,000
     Payment on mortgage payable                      --   (1,209,574)
     Stock options exercised                     112,291      204,401
     Excess tax benefit from exercise of
      stock options                               23,262       27,946
     Purchase of treasury stock                       --   (5,013,977)
                                            ------------ ------------
     Net cash provided by financing
      activities                                 135,553   43,808,796
                                            ------------ ------------

     Effect of exchange rates                     12,880       13,379
     Net increase in cash and cash
      equivalents                              7,550,494   14,174,629
 Cash and cash equivalents at beginning of
  period                                      17,334,960   10,710,825
                                            ------------ ------------

 Cash and cash equivalents at end of period $ 24,885,454 $ 24,885,454
                                            ============ ============

CONTACT:  Anaren, Inc.
          George Blanton, CFO
            315-362-0436
          Joseph E. Porcello, VP-Accounting
            315-362-0514